Exhibit 99.1
10x Genomics Reports Second Quarter 2021 Financial Results

Q2 2021 revenue growth of 170% over prior year and 9% over prior quarter
PLEASANTON, Calif. August 4, 2021 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the second quarter ended June 30, 2021.
Recent Highlights
•Revenue was $115.8 million for the second quarter, representing a 170% increase over the corresponding period of 2020 and a 9% increase compared to the first quarter of 2021
•Launched Chromium X, a next-generation instrument and platform for single cell analysis enabling million cell experiments and accelerating discoveries in areas including drug and CRISPR screens, large-scale translational studies, cell mapping, antibody discovery and biomarker identification
•Began shipping Visium Spatial Gene Expression for FFPE, a new assay that gives researchers access to whole transcriptome spatial profiling of preserved tissue blocks enabling for the first time unbiased discovery in FFPE samples
•Entered into a global settlement and cross-license agreement with Bio-Rad Laboratories, Inc. resolving all outstanding litigation underscoring the value of 10x Genomics' innovation and strong patent portfolio
"We continued our track record of execution during the second quarter, delivering on major strategic objectives while also delivering on our commercial plans and R&D pipeline," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "Single cell and spatial analyses represent the future of biology. We will continue to build on our progress and momentum in bringing these technologies to more and more researchers around the world."
Second Quarter 2021 Financial Results
Revenue was $115.8 million for the three months ended June 30, 2021, a 170% increase from $42.9 million for the three months ended June 30, 2020. This increase was primarily the result of increased consumables revenue driven by growth in the instrument installed base and decreased impact of the pandemic on customer operations.
Gross margin was 96% for the second quarter of 2021, as compared to 77% for the corresponding prior year period. The increase in gross margin was driven primarily by a one-time reversal of $14.7 million of accrued royalties related to the settlement of ongoing litigation with Bio-Rad.
Operating expenses were $121.3 million for the second quarter of 2021, a 68% increase from $72.3 million for the three months ended June 30, 2020. Drivers of the increase in operating expenses this quarter include increased personnel expenses, including stock-based compensation, and increased expenses related to materials, facilities and technology to support operational expansion.
Operating loss was $10.3 million for the second quarter of 2021, as compared to $39.4 million for the corresponding prior year period. This includes $26.9 million of stock-based compensation for the second quarter of 2021, as compared to $13.9 million for the second quarter of 2020.
Net loss was $11.1 million for the second quarter of 2021, as compared to a net loss of $40.2 million for the corresponding prior year period.
Cash and cash equivalents were $622.0 million as of June 30, 2021.
2021 Financial Guidance
10x Genomics is maintaining its previously announced full year 2021 revenue guidance of $480 million to $500 million, representing 61% to 67% growth over full year 2020 revenue.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the second quarter 2021 financial results, business developments and outlook after market close on Wednesday, August 4, 2021 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2020 based on publications and all of the top 20 global pharmaceutical companies by 2020 research and development spend, and have been cited in over 2,800 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 1,150 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the company’s business operations, financial performance and results of operations as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors, including the potential impact of the ongoing COVID-19 pandemic. Other risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is unprecedented and continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$115,842	$42,905	$221,663	$114,810
Cost of revenue (1)	4,915	10,052	21,975	25,160
Gross profit	110,927	32,853	199,688	89,650
Operating expenses:
Research and development (1)	53,402	27,535	95,285	53,527
Selling, general and administrative (1)	68,703	44,416	125,607	94,803
Accrued contingent liabilities	(850)	322	(660)	624
Total operating expenses	121,255	72,273	220,232	148,954
Loss from operations	(10,328)	(39,420)	(20,544)	(59,304)
Other income (expense):
Interest income	58	125	108	1,443
Interest expense	(209)	(306)	(430)	(968)
Other income (expense), net	521	(144)	(208)	(240)
Loss on extinguishment of debt	—	—	—	(1,521)
Total other income (expense)	370	(325)	(530)	(1,286)
Loss before provision for income taxes	(9,958)	(39,745)	(21,074)	(60,590)
Provision for income taxes	1,094	422	1,529	720
Net loss	$(11,052)	$(40,167)	$(22,603)	$(61,310)
Other comprehensive income:
Foreign currency translation adjustment	10	355	108	360
Comprehensive loss	$(11,042)	$(39,812)	$(22,495)	$(60,950)
Net loss per share, basic and diluted	$(0.10)	$(0.41)	$(0.21)	$(0.63)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	109,866,294	98,978,283	109,293,342	97,903,687
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$841	$463	$1,305	$710
Research and development	12,140	6,044	18,936	8,931
Selling, general and administrative	13,951	7,348	22,867	10,932
Total stock-based compensation expense	$26,932	$13,855	$43,108	$20,573

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$621,958	$663,603
Restricted cash	18,151	16,567
Accounts receivable, net	59,680	51,208
Inventory	44,087	29,959
Prepaid expenses and other current assets	13,298	13,029
Total current assets	757,174	774,366
Property and equipment, net	122,329	72,840
Restricted cash	8,599	8,474
Operating lease right-of-use assets	54,125	46,983
Goodwill	4,511	—
Other non-current assets	30,841	26,678
Total assets	$977,579	$929,341
Liabilities and stockholders’ equity
Current liabilities:
Accrued contingent liabilities	$29,496	$44,173
Accounts payable	16,181	4,709
Accrued compensation and related benefits	21,113	15,383
Accrued expenses and other current liabilities	36,157	43,453
Deferred revenue	5,274	4,472
Operating lease liabilities	4,905	5,936
Total current liabilities	113,126	118,126
Accrued license fee, noncurrent	5,814	11,171
Operating lease liabilities, noncurrent	65,917	57,042
Other noncurrent liabilities	8,136	3,930
Total liabilities	192,993	190,269
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	1,612,227	1,544,218
Accumulated deficit	(827,701)	(805,098)
Accumulated other comprehensive gain (loss)	58	(50)
Total stockholders’ equity	784,586	739,072
Total liabilities and stockholders’ equity	$977,579	$929,341
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